UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2008

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634847
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

On January 8, 2008, Golfsmith International Holdings, Inc. (the "Company") and James D. Thompson, the Company’s Chief Executive Officer, President and a Director agreed to terminate Mr. Thompson’s employment agreement with the Company, dated May 30, 2006, following Mr. Thompson’s resignation from his positions with the Company. Pursuant to the termination, the Company will provide Mr. Thompson with the benefits to which he would be entitled upon his resignation for good cause or termination without cause consisting of: (i) 200% of Mr. Thompson’s current total annual base salary payable in 21 installments, with one payment equal to three months salary to be made within one week of his execution of the settlement agreement and release, and the remaining amount in equal monthly payments; (ii) Mr. Thompson’s earned pro rata bonus for fiscal 2008; and (iii) all then-outstanding options to acquire the Company’s common stock that were granted to Mr. Thompson under the Company’s equity incentive plan shall continue to vest following in accordance with their then-current vesting schedules. The Company shall also make any COBRA continuation coverage premium payments for Mr. Thompson and his dependents for the earlier of two years and the date that he his is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. The above termination arrangements, and related settlement agreement and release, will be cancelable by Mr. Thompson prior to January 18, 2007 pursuant to the Age Discrimination in Employment Act.

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2008, the Company issued a press release announcing preliminary unaudited results for its fiscal year ended December 29, 2007. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 9, 2008, James D. Thompson resigned as Chief Executive Officer, President and a Director of the Company, effective immediately, to pursue other interests.

(c) The Board of Directors of the Company (the "Board") has appointed Martin E. Hanaka as the Company’s interim Chief Executive Officer. Mr. Hanaka, age 58, has served as Chairman of the Board since April 2007. He also has served as Chairman Emeritus of the Board of The Sports Authority, Inc. since June 2004. Mr. Hanaka was the Chairman of the Board of The Sports Authority from November 1999 until June 2004 and was its Chief Executive Officer from September 1998 until August 2003. Mr. Hanaka joined The Sports Authority's Board of Directors in February 1998. From 1994 to 1997, Mr Hanaka served as President, Chief Operating Officer and a director of Staples, Inc. Mr. Hanaka is also a Director of The Sports Authority and Brightstar Corporation, a wireless wholesale distributor.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated January 9, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

January 11, 2008	By:	Virginia Bunte

Name: Virginia Bunte
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 9, 2008